UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 14, 2011
VECTOR GROUP LTD.
(Exact name of Registrant as specified in its charter)

Delaware	1-5759	65-0949535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of principal executive offices)	(Zip Code)
(305) 579-8000
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(e) Compensatory Arrangements of Certain Officers
Bonus Plan
     On January 14, 2011, Vector Group Ltd. (the “Company”) adopted the Senior Executive Incentive Compensation Plan (the “Bonus Plan”), subject to approval of the Bonus Plan at the Company’s 2011 annual stockholders meeting. Stockholder approval is required every five years to ensure that incentive awards paid to senior executives under the Bonus Plan will be fully tax deductible as performance-based compensation, as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If such approval is not obtained, no award will be paid under this Bonus Plan. The Bonus Plan replaces the Senior Executive Annual Bonus Plan adopted by the Company in 2006.
     The Bonus Plan provides for eligible employees of the Company and its subsidiaries to receive annual and long-term incentive awards based on the achievement of specific goals and objectives as established by the committee of the Company’s Board of Directors (the “Board”) administering the Plan.
     The persons who are eligible to be selected to participate in the Bonus Plan are employees of the Company and its subsidiaries who are considered to be executive officers of the Company and its subsidiaries and other designated senior officers of the Company and its subsidiaries. Under the Bonus Plan, the Compensation Committee of the Board will administer the Bonus Plan, except that the Compensation Committee has delegated to its Performance-Based Subcommittee (in either case, as applicable, the “Committee”) the authority with respect to awards under the Bonus Plan to executive officers of the Company. The Performance-Based Subcommittee shall be comprised exclusively of “outside directors” within the meaning of Section 162(m) of the Code. The Committee selects participants in the Bonus Plan, determines the amount of their award opportunities, selects the performance criteria and the performance goals for each period, and administers and interprets the Bonus Plan. An eligible employee may (but need not) be selected to participate in the Bonus Plan for any period.
     With respect to awards under the Bonus Plan, no later than the applicable deadline for the establishment of performance goals permitting the compensation payable to an employee to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e), the Committee will select the persons who will participate in the Bonus Plan in any year and establish in writing the method for computing the amount of compensation that will be payable under the Bonus Plan if the performance goals established by such Committee for the performance period are attained in whole or in part. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. The Committee may exercise negative discretion under the Bonus Plan to reduce an award at any time before it is paid. The maximum amount of compensation that may be paid under the Bonus Plan to any participant for an annual award is $5 million and the maximum amount of compensation that may be paid under the Bonus Plan to any participant for a long-term award is $10 million.
     Under the Bonus Plan, the performance goals for any year or any multi-year period may be based on any of the following criteria, either alone or in any combination, and on either a consolidated or business unit or divisional level, and may include or exclude discontinued operations, acquisition expenses and restructuring expenses, as the applicable committee may in each case determine: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, dividends and/or other distributions, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, debt, debt reduction, earnings per share, price per share of stock, market share, completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; impairment of tangible or intangible assets; litigation or claim judgments or settlements; non-operating items; acquisition expenses; and effects of assets sales or divestitures. Any such performance criterion or combination of such performance criteria may apply to the participant’s award opportunity in its entirety or to any designed portion or portions of the award opportunity, as the Committee may specify.
     Awards may be paid under the Bonus Plan for any period only if and to the extent the awards are earned on account of the attainment of the performance goals applicable to such period and the participant is continuously employed by the Company throughout such period. The only exceptions to the continuous employment requirement are as follows: (a) in the case of an annual award, if employment terminates by reason of death, disability or retirement during the year, a prorated award shall be payable after the close of the year if the applicable performance goals are met and (b) in the case of termination during a multi-year performance period, if employment terminates by reason of death or disability, a prorated award will be payable to the participant or the participant’s estate only if the applicable performance goals are met and the participant was employed by the Company or a subsidiary thereof for at least 80% of the months of the performance period. If a participant’s employment terminates for any reason other than as described above during a performance period, any award for such period will be forfeited.
     All payments pursuant to the Bonus Plan are to be made only after the Committee certifies that the performance goals for the year have been satisfied. Payments of awards will be made in cash except that, in the discretion of the Committee, payment of up to 50% of a long-term award may be made in shares of the Company’s common stock. Subject to stockholder approval, the Bonus Plan is in effect for the fiscal year commencing January 1, 2011 and will continue in effect for subsequent years unless and until terminated by the Committee in accordance with the provisions of the Bonus Plan. The Board may terminate the Bonus Plan without stockholder approval at any time.
     The summary of the foregoing Bonus Plan is qualified in its entirety by reference to the text of the Bonus Plan, which is included as an exhibit hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Vector Group Ltd. Senior Executive Incentive Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
	By:	/s/ J. Bryant Kirkland III
Date: January 20, 2011		J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

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